Exhibit 99.5

Foster Wheeler Europe Limited and Subsidiaries

Condensed Consolidated Financial Statements

March 31, 2005

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands of dollars)
(Unaudited)

	For the Three Months Ended March 31,

	2005	2004

Operating revenues (including $2,477 in 2005 and $1,561 in 2004 with affiliates)	$295,163	$353,038
Cost of operating revenues (including $(12,586) in 2005 and $(13,143) in 2004 with affiliates)	(266,934)	(319,408)

Contract Profit	28,229	33,630
Selling, general and administrative expenses	(23,533)	(24,142)
Interest income (including $1,035 in 2005 and $892 in 2004 with affiliates)	1,945	3,042
Other income	8,919	16,859
Minority interest	2	—
Interest expense (including $(6,638) in 2005 and $(6,437) in 2004 with affiliates)	(6,813)	(6,746)
Other deductions	(748)	(3,098)

Earnings before income taxes	8,001	19,545
Provision for income taxes	(3,026)	(7,981)

Net earnings	4,975	11,564
Other comprehensive income/(loss):
Change in accumulated translation adjustment during the period	(2,264)	(3,005)

Comprehensive income	$2,711	$8,559

See notes to condensed consolidated financial statements.

2

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands of dollars, except share data and per share amounts)
(Unaudited)

	March 31, 2005	December 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$134,074	$147,352
Accounts and notes receivable:
Trade, net	174,776	205,213
Other (including $13,085 in 2005 and $13,801 in 2004 with affiliates)	29,137	20,304
Intercompany notes	16,236	6,679
Contracts in process and inventories	26,518	12,719
Prepaid, deferred and refundable income taxes	20,320	20,542
Prepaid expenses	9,161	6,294

Total current assets	410,222	419,103

Land, buildings and equipment	117,985	120,927
Less accumulated depreciation	95,382	96,613

Net book value	22,603	24,314

Restricted cash	36,182	44,458
Notes and accounts receivable - long-term	1,614	1,535
Investment and advances	154,169	140,083
Deferred income taxes	47,660	47,396
Asbestos-related insurance recovery receivable	41,786	42,400
Other assets	9,842	10,329

TOTAL ASSETS	$724,078	$729,618

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Current installments on capital lease obligations	$735	$643
Accounts payable (including $47,282 in 2005 and $46,670 in 2004 with affiliates)	174,893	164,321
Accrued expenses	100,931	103,667
Intercompany notes payable	2,229	4,267
Estimated costs to complete long-term contracts	167,790	172,223
Advance payments by customers	58,050	62,472
Income taxes	24,013	19,244

Total current liabilities	528,641	526,837

Capital lease obligations	2,131	2,415
Intercompany notes payable - long-term	283,773	300,784
Deferred income taxes	13,868	1,747
Pension, postretirement and other employee benefits	62,867	61,315
Deferred gain	73,674	76,383
Asbestos-related liability	41,786	42,400
Other long-term liabilities and minority interest	16,337	16,140
Commitments and contingencies

TOTAL LIABILITIES	1,023,077	1,028,021

Shareholder’s Deficit
Common Stock - $1.456 par value; authorized 10,000,000 shares; issued 5,000,000	7,280	7,280
Capitalization of intercompany notes receivable	(85,584)	(82,277)
Accumulated deficit	(82,998)	(87,973)
Accumulated other comprehensive loss	(137,697)	(135,433)

TOTAL SHAREHOLDER’S DEFICIT	(298,999)	(298,403)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$724,078	$729,618

See notes to condensed consolidated financial statements.

3

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
(in thousands of dollars)
(Unaudited)

	Common Stock	Capitalization of Intercompany Notes Receivable	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder’s Deficit

Balance at December 31, 2004	$7,280	$(82,277)	$(87,973)	$(135,433)	$(298,403)
Capitalization of intercompany notes receivable		(3,307)			(3,307)
Net earnings			4,975		4,975
Foreign currency translation adjustment				(2,264)	(2,264)

Balance at March 31, 2005	$7,280	$(85,584)	$(82,998)	$(137,697)	$(298,999)

See notes to condensed consolidated financial statements.

4

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of dollars)
(Unaudited)

	For the Three Months Ended March 31,

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by/(used in) operating activities	$8,395	$(44,687)

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	7,594	(9,719)
Capital expenditures	(645)	(238)
Proceeds from sale of equity investments	1,716	25
Other	93	—

Net cash provided by/(used in) investing activities	8,758	(9,932)

CASH FLOWS FROM FINANCING ACTIVITIES
Capitalization of intercompany notes receivable	(3,307)	(189)
Change in notes with affiliates	(25,957)	4,557
Payment of capital lease obligations	(146)	—
Other	—	(66)

Net cash (used in)/provided by financing activities	(29,410)	4,302

Effect of exchange rate changes on cash and cash equivalents	(1,021)	1,630

DECREASE IN CASH AND CASH EQUIVALENTS	(13,278)	(48,687)
Cash and cash equivalents at beginning of period	147,352	169,321

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$134,074	$120,634

See notes to condensed consolidated financial statements.

5

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.   Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

          Foster Wheeler Europe Limited (the “Company”) is a wholly owned subsidiary of Foster Wheeler International Corporation, which is an indirectly wholly owned subsidiary of Foster Wheeler Ltd.  The principal operations of the Company are to provide design, engineer, and construct petroleum processing facilities (upstream and downstream), chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, and related infrastructure, including power generation and distribution facilities, production terminals and pollution control equipment.  The Company principally operates under one segment, primarily outside of the United States, with operations in the United Kingdom, Italy, France, Turkey, Spain, Singapore and South Africa.

          The Company has transactions and relationships with Foster Wheeler Ltd. and its affiliates.  The financial position, results of operations, and the cash flows of the Company have been impacted by these transactions and relationships as discussed in Notes 2, 4 and 9.

          The functional currency of the Company is the Pound Sterling and the reporting currency is the U.S. dollar.

2.   Liquidity and Going Concern

          The accompanying condensed consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern.  Foster Wheeler Ltd. and the Company may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s and the Company’s ability to operate profitably, to generate cash flows from operations, collections of receivables to fund its obligations, including those resulting from asbestos-related liabilities, as well as Foster Wheeler Ltd.’s ability to maintain credit facilities and bonding capacity adequate to conduct its business.  Although Foster Wheeler Ltd. generated income in the three months ended April 1, 2005, it incurred significant operating losses in each of the years in the three-year period ended December 31, 2004, and has a shareholders’ deficit of $520,488 as of April 1, 2005.

          Management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts cover, among other analyses, existing cash balances, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, working capital needs, unused credit line availability and claims recoveries, if any.  Foster Wheeler Ltd.’s liquidity forecasts continue to indicate that sufficient liquidity will be available to fund Foster Wheeler Ltd.’s U.S. and foreign working capital needs throughout 2005.

          In March 2005, Foster Wheeler Ltd. entered into a new 5-year $250,000 Senior Credit Agreement.  The Senior Credit Agreement includes a $75,000 sub-limit for borrowings at a rate equal to LIBOR plus a spread.  Standby letters of credit issued under the Senior Credit Agreement will carry a fixed price throughout the life of the facility.  The Senior Credit Agreement is collateralized by the assets and/or the stock of certain of Foster Wheeler Ltd.’s domestic and foreign subsidiaries.  Foster Wheeler Ltd. paid approximately $12,900 in fees and expenses in conjunction with the execution of the Senior Credit Agreement.  Such fees, paid predominately in the first quarter of 2005, have been deferred and will be amortized to expense over the life of the agreement.

          As of April 1, 2005, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $333,151, compared to $390,186 as of December 31, 2004.  Of the $333,151 total at April 1, 2005, $289,306 was held by foreign subsidiaries.

          Foster Wheeler Ltd.’s domestic operating entities are cash flow positive. However, they do not generate sufficient cash flow to cover the costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, and corporate overhead expenses. Consequently, Foster Wheeler Ltd. requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs and to service its debt. Foster Wheeler Ltd.’s current 2005 forecast assumes total cash repatriation from its non-U.S. subsidiaries of approximately $87,000 from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends.  Foster Wheeler Ltd. repatriated approximately $26,400 and $13,300 from its non-U.S. subsidiaries in the first three months of 2005 and 2004, respectively.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

          There can be no assurance that the forecasted foreign cash repatriation will occur, as the non-U.S. subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes.  Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted.  In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. The repatriation of funds may also subject those funds to taxation.  As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries in the amount forecasted above.

          In September 2004, Foster Wheeler Ltd. consummated an equity-for-debt exchange in which it issued common shares, preferred shares, warrants to purchase common shares and new notes in exchange for certain of its outstanding debt securities and trust securities.  The exchange offer reduced Foster Wheeler Ltd.’s existing debt (excluding a reduction in deferred accrued interest of $31,128) by $437,041, improved shareholders’ deficit by $448,136 and when combined with the proceeds from the issuance of the new notes that were used to repay amounts that were outstanding under a previous Senior Credit Facility, eliminated substantially all material scheduled corporate debt maturities prior to 2011. After completing the exchange, Foster Wheeler Ltd. had outstanding debt obligations of $565,240 as of April 1, 2005.

          The Senior Credit Agreement and a sale/leaseback arrangement for a corporate office building have quarterly financial covenant compliance requirements.  Management’s forecast indicates that Foster Wheeler Ltd. will be in compliance with the financial covenants throughout 2005.  The forecast assumes a significant level of new contracts and improved performance on existing contracts.  However, there can be no assurance that Foster Wheeler Ltd. will be able to comply with the covenants.  If Foster Wheeler Ltd. violates a covenant under the Senior Credit Agreement or the sale/leaseback arrangement, repayment of amounts outstanding under such agreements could be accelerated and the following borrowings outstanding could also be accelerated: the 2011 Senior Notes, the 2005 Senior Notes, the Convertible Subordinated Notes, the Trust Preferred Securities, the Subordinated Robbins Facility Exit Funding Obligations, and certain of the special-purpose project debt facilities.  The total amount of Foster Wheeler Ltd. debt that could be accelerated is $460,178 as of April 1, 2005.  Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated.

          Lenders under the new Senior Credit Agreement have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries, which includes the Company.  In addition, certain of Foster Wheeler Ltd.’s subsidiaries, including the Company, have issued guarantees in favor of the lenders. The new Senior Credit Agreement requires Foster Wheeler Ltd. to maintain certain financial ratios.

          Holders of Foster Wheeler Ltd.’s 2011 Senior Notes have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries, which includes the Company.  In addition, certain of Foster Wheeler Ltd.’s subsidiaries, including the Company, have issued guarantees in favor of the holders of the 2011 Senior Notes. The 2011 Senior Notes contain incurrence covenants that limit Foster Wheeler Ltd.’s ability to undertake certain actions including incurring debt, making certain payments and investments, granting liens, selling assets and entering into specific intercompany transactions, among others.  Management monitors these covenants to ensure Foster Wheeler Ltd. remains in compliance with the indenture.

          Since January 15, 2002, Foster Wheeler Ltd. has exercised its right to defer payments on the Trust Preferred Securities.  The aggregate liquidation amount of the Trust Preferred Securities at April 1, 2005 was $71,177 after completing the equity-for-debt exchange.  The previous Senior Credit Facility required Foster Wheeler Ltd. to defer the payment of the dividends on the Trust Preferred Securities; while the new Senior Credit Agreement requires the approval of the lenders to make payments on the Trust Preferred Securities to the extent such payments are not contractually required by the underlying Trust Preferred Securities agreements.  Accordingly, no dividends were paid during the first three months of 2005 or during fiscal year 2004.  As of April 1, 2005, the amount of dividends deferred plus accrued interest approximates $25,549.  Foster Wheeler Ltd. intends to continue to defer payment of the dividends on the Trust Preferred Securities until January 15, 2007 - the full term allowed by the underlying agreement.  Once the deferred dividend obligation has been satisfied, Foster Wheeler Ltd. has the right to defer subsequent dividend payments for an additional 20 consecutive quarters.

          Foster Wheeler Ltd.’s inability to operate profitably in recent fiscal years and to generate cash flows from operations, its reliance on repatriated cash from its foreign subsidiaries to fund its domestic obligations, and its obligations to maintain minimum debt covenants to avoid possible acceleration of its debt, raises substantial doubt about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

3.   Summary of Significant Accounting Policies

          The consolidated balance sheet as of March 31, 2005 and the related consolidated statement of operations and comprehensive income and condensed consolidated statement of cash flows for the three-month periods ended March 31, 2005 and 2004, are unaudited.  The consolidated balance sheet as of December 31, 2004 has been derived from the 2004 audited financial statements. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments only consisted of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

          A summary of the Company’s significant accounting policies is presented below.  There has been no material change in the accounting policies followed by the Company during the first quarter of 2005.

          Principles of Consolidation — The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Foster Wheeler Europe Limited and all significant subsidiary companies. All significant intercompany transactions and balances have been eliminated.

          The Company’s fiscal year ends on December 31.

          Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes and contingencies, among others.

          Revenue Recognition on Long-term Contracts — Revenues and profits on long-term fixed-price contracts are recorded under the percentage-of-completion method. Progress toward completion is measured using physical completion of individual tasks for all contracts with a value of $5,000 or greater.  Progress toward completion of fixed-priced contracts with a value under $5,000 is measured using the cost-to-cost method.

          Revenues and profits on cost-reimbursable contracts are recorded as the costs are incurred. The Company includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Company is responsible for the engineering specifications and procurement for such costs.

          Contracts in progress are stated at cost, increased for profits recorded on the completed effort or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts.  Negative balances are presented as “estimated costs to complete long-term contracts.”  The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. In accordance with the accounting and disclosure requirements of the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”  (“SOP 81-1”) and Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes,” the Company reviews its contracts monthly.  As a result of this process, in the first three months of 2005, 14 individual projects had final estimated profit revisions exceeding $500. These revisions resulted from events such as earning project incentive bonuses or the incurrence or forecasted incurrence of contractual liquidated damages for performance or schedule issues, executing services and purchasing third party materials and equipment at costs differing from previously estimated, and testing of completed facilities which in turn eliminates or incurs completion and warranty-related costs. The net aggregate dollar value of the accrued contract profit resulting from these estimate changes during the first three months of 2005 and 2004 amounted to a net increase of approximately $12,510 and $17,900, respectively.  If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to four years.

          Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs,

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. The Company records claims in accordance with paragraph 65 of SOP 81-1.   This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated. Those two requirements are satisfied by the existence of all of the following conditions: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficiencies in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable. If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred. Costs attributable to claims are treated as costs of contract performance as incurred. Such claims are currently in various stages of negotiation, arbitration and other legal proceedings.  As of March 31, 2005 and December 31, 2004, the Company had recorded commercial claims receivable of  $519 and $544, respectively.

          Cash and Cash Equivalents — Cash and cash equivalents include liquid short-term investments purchased with original maturities of three months or less. The Company requires a substantial portion of these funds to support their liquidity and working capital needs. Accordingly, these funds may not be readily available for repatriation to its parent.

          Restricted Cash — At March 31, 2005, restricted cash consisted of approximately $32,200 that was required to collateralize letters of credit and bank guarantees, and approximately $4,000 of client escrow funds.

          Trade Accounts Receivable — In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld might not be received within a one-year period.  However, in conformity with industry practice, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

          Trade accounts receivable are continually evaluated in accordance with corporate policy.  Provisions are established on a project specific basis when there is an issue associated with the client’s ability to make payments or there are circumstances where the client is not making payment due to contractual issues. Customer payment history, trends within the various markets served and general economic trends are also considered when evaluating the necessity of a provision.

          Accounts and Notes Receivable Other — Non-trade accounts and notes receivable consist primarily of receivables from affiliated companies of $13,085 at March 31, 2005, and $13,801 at December 31, 2004, foreign refundable value-added tax and accrued interest receivable.

          Land, Buildings and Equipment — Depreciation is computed on a straight-line basis using composite estimated lives ranging from 10 to 50 years for buildings and from 3 to 35 years for equipment. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

          Investments and Advances — The Company uses the equity method of accounting for investment ownership of between 20% and 50% in affiliates unless significant economic considerations indicate that the cost method is appropriate due to a lack of a controlling financial interest. Investment ownership of less than 20% in affiliates is carried at cost.

          Income Taxes — Income tax expense in the Company’s statement of operations has been calculated on a separate company basis for its subsidiaries that file tax returns in their foreign jurisdictions.  Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

          Foreign Currency — Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at month-end exchange rates and income and expenses and cash flows at monthly weighted-average rates.

          The Company enters into foreign exchange contracts in its management of foreign currency exposures related to commercial contracts. Changes in the fair value of derivative contracts that qualify as designated cash flow hedges are deferred until the hedged forecasted transaction affects earnings. Amounts receivable (gains) or payable (losses) under foreign exchange hedges are recognized as deferred gains or losses and are included in either contracts in process or estimated costs to complete long-term contracts. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under Statement of Financial Accounting Standard (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities.” At March 31, 2005 and 2004, the Company did not meet the requirements for deferral of gains and losses on derivative instruments under SFAS No. 133 and recorded a net after-tax gain of approximately $132 for the three months ended March 31, 2005 and recorded a net after-tax loss of approximately $31 for the three months ended March 31, 2004.

          Contracts in Process and Estimated Costs to Complete Long-term Contracts — In accordance with terms of long-term contracts, amounts recorded in contracts in process and estimated costs to complete long-term contracts may not be realized or paid, respectively, within a one-year period.  In conformity with industry practice, however, the full amount of contracts in process and estimated costs to complete long-term contracts have been included in current assets and current liabilities, respectively.

          Inventories — Inventories, principally materials and supplies, are stated at the lower of cost or market, determined primarily on the average-cost method.

          Stock Option Plans — Foster Wheeler Ltd. has fixed option plans which reserve common shares for issuance to executives, key employees, and directors. Employees of the Company participate in these plans. Foster Wheeler Ltd. and the Company have adopted the disclosure-only provision of SFAS No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock Based Compensation – Transition and Disclosure.” Foster Wheeler Ltd. and the Company continue to account for stock options granted to employees and directors using the intrinsic value method under APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  Had compensation costs for the stock-based compensation plans been accounted for using the fair value method of accounting described by SFAS No. 123, the Company’s net earnings would have been as follows:

	For the Three Months Ended March 31,

	2005	2004

Net earnings — as reported	$4,975	$11,564
Deduct: Total stock-based employee compensation expense determined under fair value based method for awards net of taxes of $108 in 2005 and $24 in 2004	240	48

Net earnings — pro forma	$4,735	$11,516

          Recent Accounting Developments — In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.”  SFAS No. 123R replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  SFAS No. 123R requires that all share-based payments to employees, including grants of employee stock options and restricted stock, be recognized in the consolidated statement of operations and comprehensive income/(loss) based on their fair values.  Prior to SFAS No. 123R, the Company adopted the disclosure-only provisions of SFAS No. 123 and therefore only certain pro forma disclosures of the fair value of share-based payments were required in the notes to the condensed consolidated financial statements.  SFAS No. 123R provides for the adoption of the new standard in one of two ways: the modified prospective transition method and the modified retrospective transition method. Using the modified prospective transition method, share-based employee compensation cost would be recognized from the

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

beginning of the fiscal period in which the recognition provisions are first applied as if the fair-value-based accounting method had been used to account for all employee awards granted, modified, or settled after the effective date and to any awards that were not fully vested as of the effective date. Using the modified retrospective method, employee compensation cost would be recognized for periods presented prior to the adoption of the proposed standard in accordance with the original provisions of SFAS No. 123; that is, employee compensation cost would be recognized in the amounts reported in the pro forma disclosures provided in accordance with SFAS No. 123. On April 14, 2005, the Securities and Exchange Commission amended the compliance date for SFAS No. 123R until the first quarter of 2006.  The Company is still evaluating the method of adoption and the impact that the adoption of SFAS No. 123R will have on its consolidated financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.”  SFAS No. 153 eliminates the exception for nonmonetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis.  Instead, SFAS No. 153 provides that exchanges of nonmonetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis.  A nonmonetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of SFAS No. 153 is not expected to have a material impact on the condensed consolidated financial statements of the Company.

4.   Investments, Advances and Equity Interests

          The Company owns a non-controlling equity interest in two electric power generation projects and one waste-to-energy project in Italy. Two of the projects in Italy are each 42% owned while the third is 49% owned by the Company.  In 2004, the Company entered into a binding agreement to sell 10% of its minority equity interest in the third Italian project. Following is summarized financial information for the Company’s equity affiliates combined, as well as the Company’s interest in the affiliates.

	March 31, 2005	December 31, 2004

Balance Sheet Data:
Current assets	$140,649	$147,625
Other assets (primarily buildings and equipment)	395,178	414,779
Current liabilities	36,213	39,445
Other liabilities (primarily long-term debt)	379,540	404,802
Net assets	120,074	118,157

	For the Three Months Ended March 31,

	2005	2004

Income Statement Data:
Total revenues	$62,975	$62,850
Gross earnings	16,118	15,538
Income before taxes	12,481	11,076
Net earnings	7,582	6,669

          The Company’s share of the net earnings of equity affiliates included in other income totaled $3,117, and $2,857 for the three months ended March 31, 2005 and 2004, respectively.  The Company’s investment in the equity affiliates totaled $66,284 and $48,458 as of March  31, 2005 and December 31, 2004, respectively.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

          The Company has guaranteed certain performance obligations of these projects. The Company’s contingent obligations under the guarantees for two of the projects are approximately $1,000 in total.  The contingent obligation for the third project is capped at approximately $7,900 over the twelve-year life of the project’s financing; to date, no amounts have been paid under this guarantee.  The Company has also provided a guarantee of $5,000 representing 49% of the debt service reserve letter of credit providing liquidity should the performance of the third project be insufficient to cover the debt service payments.

          Additionally, at March 31, 2005, the Company held investments in unconsolidated affiliates of $55,332 carried at cost since the Company does not hold a controlling financial interest. The Company has made advances of approximately $22,500 to its third-party equity investees.

5.   Income Taxes

          The difference between the statutory and effective tax rates for the three months ended March 31, 2005 is primarily due to nontaxable income, valuation allowance for nondeductible losses and differences in foreign tax rates and for the three months ended March 31, 2004 is primarily due to valuation allowance for nondeductible losses and differences in foreign tax rates. The effective tax rate for the three months ended March 31, 2005 and 2004 was 37.8% and 40.8%, respectively.  The variance is due to the changes in the amount of nontaxable income, nondeductible losses, foreign tax rates and valuation allowance relative to pretax income from the first quarter of 2004 to the first quarter of 2005.

6.   Pension Benefits

          The components of net periodic benefit cost for the three months ended March 31, 2005 and 2004 are as follows:

	For the Three Months Ended March 31,

	2005	2004

Service cost	$4,591	$4,464
Interest cost	8,278	7,620
Expected return on plan assets	(9,138)	(7,801)
Amortization of transition assets	(19)	—
Amortization of prior service cost	434	422
Other	3,762	4,430

Net periodic benefit cost	$7,908	$9,135

          The Company expects to contribute approximately $29,400 to its pension plan in the year 2005.  As of March 31, 2005, approximately $4,800 of that contribution has been made.

7.   Warranty Reserves

          The Company provides for make good/warranty reserves on certain of its long-term contracts. Generally, these reserves are accrued over the life of the contract so that a sufficient balance is maintained to cover the exposures at the conclusion of the contract.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

	For the Three Months Ended March 31,

	2005	2004

Balance at beginning of year	$31,800	$40,800
Accruals	1,800	3,700
Settlements	(900)	(700)
Adjustments to provision	(3,700)	1,400

Balance at end of period	$29,000	$45,200

8.   Litigation and Uncertainties

          In the ordinary course of business, the Company and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Company by customers alleging deficiencies in either equipment or plant construction and seeking resulting alleged damages. Additionally, the Company evaluates its non-contract exposures and records accruals as necessary.  Based on its knowledge of the facts and circumstances relating to the Company’s liabilities, if any, and to its insurance coverage, management of the Company believes that the disposition of such suits will not result in material charges against assets or earnings materially in excess of amounts previously provided in the accounts.

          Subsidiaries of the Company in the U.K. have received a number of claims alleging personal injury arising from exposure to asbestos. To date 622  claims have been brought against the U.K. subsidiaries of which 292 remain open at March 31, 2005.  None of the settled claims has resulted in material costs to the Company.

          As of March 31, 2005, the Company recorded the estimated U.S. dollar equivalent for the total U.K. asbestos liabilities of $43,600.  Of the total, $1,800 is recorded in accrued expenses and $41,800 is recorded in asbestos-related liability on the consolidated balance sheet.  The estimated U.S. dollar equivalent liability for open (outstanding) U.K. asbestos claims is $5,600 and the estimated liability for future unasserted U.K. asbestos claims is $38,000.  An asset in an equal amount was recorded for the expected U.K. asbestos-related insurance recoveries, of which $1,800 is recorded in accounts and notes receivables, and $41,800 is recorded as asbestos-related insurance recovery receivable on the consolidated balance sheet.

          The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with certainty. As additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to gain contingencies and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change relate to legal matters as these are subject to change as events evolve and as additional information becomes available during the administration and litigation process. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with such claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

9.   Related Party Transactions

          The Company enters into long-term contracts as a subcontractor and/or performs subcontracting work for certain Foster Wheeler affiliates.  Included in the consolidated statement of operations and comprehensive income for the three months ended March 31, 2005 and 2004 related to these contracts and intercompany borrowings is the following:

	For the Three Months Ended March 31,

	2005	2004

Operating revenues	$2,477	$1,561
Cost of operating revenues	5,680	7,930
Interest income	1,035	892
Interest expense	6,638	6,437

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

          Costs incurred by Foster Wheeler Ltd. and certain of its affiliates on behalf of the Company are charged to the Company through a management fee.  These fees represent management’s estimation of a reasonable allocation of the Company’s share of such costs.  These costs, plus royalty fees, are included in costs and expenses and totaled $7,548, and $5,868 for the three months ended March 31, 2005 and 2004, respectively.

          Included in the consolidated balance sheet at March 31, 2005 and December 31, 2004, related to long-term contract activity and intercompany borrowings with Foster Wheeler affiliates is the following:

	March 31, 2005	December 31, 2004

Accounts and notes receivable - other	$13,085	$13,801
Intercompany notes receivable	16,236	6,679
Accounts payable	47,282	46,670
Intercompany notes payable	286,002	305,051

          Intercompany notes payable includes $270,000 due in full in 2016 at an interest rate of 7.5%.

          Also reflected in the consolidated balance sheet, due to the uncertainty of collection based on the going concern issues addressed in
Note 2, the Company reduced intercompany notes receivable and charged shareholder’s deficit for its notes receivable from U.S. affiliates.  The change for the period is reflected in the Consolidated Statement of Changes in Shareholder’s Deficit and the Condensed Consolidated Statement of Cash Flows.  The impact on shareholder’s deficit was a cumulative reduction of $85,584 and $82,277 at March 31, 2005 and December 31, 2004, respectively.

          Additionally, at March 31, 2005 and December 31, 2004, the Company held investments in unconsolidated affiliates of $55,332 and $56,819 at cost, respectively.

          In 2001, the Company purchased the investments in its subsidiaries from its parent, Foster Wheeler International Corporation.  As the transfer of ownership occurred between entities under common control, the difference between the purchase price and the net equity of these subsidiaries of $250,291 was charged to paid-in capital in the amount of $86,886 and to accumulated deficit in the amount of $163,405, as the Company’s paid-in capital could not absorb the full amount of the excess purchase price.

10.   Sale of Certain Business Assets and Investments

          In the first quarter of 2005, the Company sold an investment accounted for under the equity method.  The sale resulted in proceeds of approximately $1,700 and a gain of approximately $1,500, which was recorded in other income on the consolidated statement of operations and comprehensive income.

          In the first quarter of 2004, the Company sold a minority equity interest in a special-purpose company established to develop power plant projects in Europe.  The Company recorded a gain on the sale of $10,500, which was recorded in other income on the consolidated statement of operations and comprehensive income.